Exhibit (k)(7)

KAYNE ANDERSON MLP INVESTMENT COMPANY
FIRST AMENDMENT AGREEMENT
DATED AS OF OCTOBER 25, 2010
RELATING TO
CREDIT AGREEMENT
ORIGINALLY DATED AS OF JUNE 26, 2009

$100,000,000 Credit Facility

JPMORGAN CHASE BANK, N.A.
as Administrative Agent
J. P. MORGAN SECURITIES INC.,
Lead Arranger and Bookrunner
and
THE SEVERAL BANKS FROM
TIME TO TIME PARTIES HERETO

     THIS FIRST AMENDMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “First Amendment”), dated as of October 25, 2010, among (i) KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation, registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”); (ii) the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”) and (iii) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent for the Lenders hereunder (the “Administrative Agent”), witnesseth:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement originally dated as of June 26, 2009 (as such Credit Agreement has been and may be terminated, replaced and restated, amended, supplemented or otherwise modified from time to time as so amended, supplemented or waived, including without limitation by the Accession Agreement dated as of July 1, 2009 among Citibank, N.A., Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of October 13, 2009 among the Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent as amended and restated by the Amended and Restated Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent and the Termination, Replacement and Restatement Agreement dated as of June 11, 2010, the “Credit Agreement”); and
     WHEREAS, the parties to the Credit Agreement are willing, subject to the terms and conditions of this First Amendment, to amend the Credit Agreement as provided herein;
     NOW, THEREFORE, in consideration of the mutual agreements contained in this First Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendment.
     Subject to the conditions set forth in Section 3 hereof, Section 6.9 (Limitation on Negative Pledge Clauses) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
     “6.9 Limitation on Negative Pledge Clauses. Enter into, or permit any of its Subsidiaries to enter into, with any Person any agreement which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) the Loan Documents, (ii) the Note Purchase Agreements, (iii) the provisions of certain series of mandatory redeemable preferred shares issued by the Borrower, (iv) the Institutional Account Agreement for Introduced Accounts, dated as of September 27, 2004 between the Borrower and Bear, Sterns Securities Corp. (the successor of which is an Affiliate of JPMorgan), (v) except as may occur in the ordinary course of the Borrower’s or such Subsidiary’s business and which is not otherwise prohibited by any Requirements of Law, or (vi) in connection with Indebtedness permitted by the provisos of Section 6.2(d) hereof.”
Section 2. Representations and Warranties.
     To induce the Administrative Agent and the Lenders to enter into this First Amendment and to make the Loans (as defined in the Credit Agreement), the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
     (a) This First Amendment has been duly authorized and executed and delivered by it, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects on the date hereof, before and after giving effect to this First Amendment, with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
     (c) Before and after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.
Section 3. Conditions to Effectiveness.
     This First Amendment shall become effective as of the date hereof (the “Effective Date”) upon the occurrence of the following conditions precedent:
     (a) The Administrative Agent shall have received counterparts of this First Amendment which, when taken together, bear the signatures of all the parties hereto.
     (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrower referring to this First Amendment and the Credit Agreement, (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to this First Amendment and the transactions hereunder and under the Credit Agreement as the Administrative Agent or its counsel shall reasonably request, and the Borrower hereby instructs its counsel to deliver such opinion.
     (c) All legal matters incident to this First Amendment, the Credit Agreement and the borrowings and extensions of credit thereunder shall be satisfactory to the Lenders and to Pryor Cashman LLP, counsel for the Administrative Agent.

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     (d) The Administrative Agent shall have received on the date hereof:
     (i) a certificate of the Secretary, Assistant Secretary, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower dated the date hereof and certifying that attached thereto are true and correct copies of the following: (A) resolutions duly adopted by the Board of Directors of the Borrower authorizing this First Amendment and the execution, delivery and performance of this First Amendment and the borrowings under the Credit Agreement, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; (B) any amendments since June 26, 2009 to Borrower’s Articles of Incorporation; (C) any amendments since June 26, 2009 to Borrower’s By-laws; and (D) any amendments since June 26, 2009 to Borrower’s Investment Management or Advisory Agreements, Custody Agreements, Administration Agreements, and Transfer Agency Agreements;
     (ii) a certificate of the Secretary or Assistant Secretary of Borrower dated the date hereof and certifying as to the incumbency and specimen signature of each officer executing this First Amendment, the Credit Agreement or any other document delivered in connection herewith on behalf of Borrower; and
     (iii) such other documents as the Lenders or counsel for the Administrative Agent may reasonably request.
     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
Section 4. Applicable Law.
     THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
Section 5. Counterparts.
     This First Amendment may be executed in two or more counterparts (including by fax or pdf transmission), each of which shall constitute an original but all of which when taken together shall constitute but one contract.
Section 6. Expenses.
     The Borrower agrees to reimburse the Administrative Agent for the Administrative Agent’s out-of-pocket expenses in connection with this First Amendment not yet paid pursuant to Section 3(e) hereof, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Jeanne Horn
	Name:	Jeanne Horn
	Title:	Executive Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer

KAYNE ANDERSON MLP INVESTMENT COMPANY
FIRST AMENDMENT OCTOBER 2010
SIGNATURE PAGE

BANK OF AMERICA, N.A.
By:	/s/ Sarah Daniel
	Name:	Sarah Daniel
	Title:	Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY
FIRST AMENDMENT OCTOBER 2010
SIGNATURE PAGE

UBS AG, STAMFORD BRANCH
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
FIRST AMENDMENT OCTOBER 2010
SIGNATURE PAGE

CITIBANK, N.A.
By:	/s/ Yosentha Gunaratna
	Name:	Yosentha Gunaratna
	Title:	Director, Citigroup Global Markets, Inc.

KAYNE ANDERSON MLP INVESTMENT COMPANY
FIRST AMENDMENT OCTOBER 2010
SIGNATURE PAGE

ROYAL BANK OF CANADA
By:	/s/ Tim Stephens
	Name:	Tim Stephens
	Title:	Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
FIRST AMENDMENT OCTOBER 2010
SIGNATURE PAGE

WELLS FARGO BANK, N.A.
By:	/s/ Paul A. Squires
	Name:	Paul A. Squires
	Title:	Director

SCHEDULE I
COMMITMENTS, ADDRESSES, ETC.

Name and Address of Lender	Amount of Commitment
JPMORGAN CHASE BANK, N.A. 277 Park Avenue, 36th Floor New York, New York 10172-0003 Attn: Ms. Jeanne Horn Tel: (212) 270-9090 Fax: (212) 270-2973 E-mail: Jeanne.Horn@jpmorgan.com	$20,500,000

BANK OF AMERICA, N.A. 21300 Victory Blvs. Suite 120 Woodland Hills, CA 91367 Attn: Anna Movsesyan Sonati Steve Block Tel.: (818) 577-1217 Fax: (818) 577-1230 Email: anna.m.sonati@bankofamerica.com steven.block@bankofamerica.com	$18,750,000

UBS AG, Stamford Branch 677 Washington Blvd. Stamford, CT 06901 Attn: Kelly Carino Tel: 203 719 2898 Fax: 203 719 3888 Email: kelly.carino@ubs.com	$18,750,000

CITIBANK, N.A. 333 Clay Street Suite 3700 Houston, TX 77002 Attn. Todd Mogil Tel: (713) 654-3559 Fax: (713) 481-0247 E-Mail: todd.j.mogil@citi.com	$18,750,000

WELLS FARGO BANK, N.A. 1000 Louisiana 9th Floor Houston, TX 77002 Attn: Paul Squires Tel: 713-319-1314 Fax: 713-319-1925 E-Mail: Paul.A.Squires@WellsFargo.com	$15,000,000

ROYAL BANK OF CANADA Three World Financial Center 200 Vesey Street New York, NY 10281-8098 Attn: Tim Stephens Tel: (212) 428-3092 Fax: (212) 428-6201 E-Mail: tim.stephens@rbccm.com	$8,250,000

TOTAL	$100,000,000